UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2024
Two Harbors Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-34506		27-0312904
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1601 Utica Avenue South, Suite 900	St. Louis Park,	MN	55416
(Address of Principal Executive Offices)			(Zip Code)
(612) 453-4100
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Exchange on Which Registered:
Common Stock, par value $0.01 per share	TWO	New York Stock Exchange
8.125% Series A Cumulative Redeemable Preferred Stock	TWO PRA	New York Stock Exchange
7.625% Series B Cumulative Redeemable Preferred Stock	TWO PRB	New York Stock Exchange
7.25% Series C Cumulative Redeemable Preferred Stock	TWO PRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2024, the Board of Directors (the “Board”) of Two Harbors Investment Corp. (the “Company”) appointed Sanjiv Das to fill a vacancy on the Board. The appointment of Mr. Das as director was effective immediately, and he will stand for re-election at the Company’s 2024 Annual Meeting of Stockholders. Mr. Das was also appointed to serve on the Board’s Audit Committee and Nominating and Corporate Governance Committee.

Sanjiv Das has served as President of Pagaya Technologies Ltd. (NASDAQ: PGY) since October 2023. In this role, he oversees the strategy and growth of Pagaya’s commercial business. Previously, Mr. Das served as Chief Executive Officer of Caliber Home Loans, Inc. from 2016 to 2021. Prior thereto, Mr. Das served as Head of International Businesses at First Data Corporation, a KKR-owned company, from 2014 to 2016 and held positions as Chief Executive Officer, President and Chairman of the Board for the mortgage division of Citibank, N.A. from 2008 to 2013. During his career, Mr. Das has also held senior roles at Morgan Stanley, American Express and Bank of America. Mr. Das has served on the board of the Housing Policy Council and was an active member of the Mortgage Bankers Association. He is also a member of the Leonard Bernstein Circle of The New York Philharmonic and serves on the board of American Friends of The Cite du Vin.

There are no arrangements or understandings between Mr. Das and any other person pursuant to which Mr. Das was selected as a director, and there are no transactions in which Mr. Das has an interest requiring disclosure under Item 404(a) of Regulation S-K. For service during the remainder of the 2023-2024 Board term, Mr. Das will receive a pro rata portion of the Company’s annual cash retainer for independent directors of the Board. Thereafter, he will participate in full in the Company’s independent director compensation program, as described in Company’s proxy statement filed with the Securities and Exchange Commission on April 4, 2023.

Item 7.01           Regulation FD Disclosure.

The Company issued a press release on March 4, 2024, regarding the appointment of Mr. Das to the Board. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Two Harbors Investment Corp., dated March 4, 2024.
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ REBECCA B. SANDBERG
Rebecca B. Sandberg
General Counsel and Secretary

Date: March 4, 2024